EXHIBIT D





                                  July 8, 1998




American International Life Assurance
 Company of New York
80 Pine Street
New York, New York 10005


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333- 48457) filed on or about July 9, 1998, by American International Life Assurance Company of New York and Variable Account B with the Securities and Exchange Commission under the Securities Act of 1933.

                      Very truly yours,

                      /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP Jorden Burt Boros Cicchetti Berenson & Johnson LLP